Exhibit 10.3

ASSIGNMENT, CONVEYANCE AND BILL OF SALE

This Assignment, Conveyance and Bill of Sale, effective June 1, 2018 (the “Effective Date”) is from Arete Industries Inc., 7260 Osceola Street, Westminster, CO 80030,   (collectively referred to as or “Assignors”) to Eagle United Truck Wash LLC, 6535 S. Dayton Street, #3700, Greenwood Village, CO 80111.  For  $100.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged Assignors hereby sell, assign, transfer, grant, bargain and convey to Assignee all undivided right, title and interests in and to the oil and gas properties, working interests, net revenue interests  (excepting and reserving all mineral interests held by the Seller and/or corporations controlled by Seller prior to the Effective Date), all as more fully described on Exhibit “A” attached hereto, including all wells, leasehold, operations, equipment, unit rights, and any other rights, permits or privileges relating to the ownership of said properties (collectively the “Properties”).
This offer is subject to the following terms and conditions:
1.
The Net Revenue and ORRI Interests to be conveyed by Seller shall not be less than, nor shall the Working Interests be greater than those shown in the attached Exhibit “A”.  These interests are as to all depths within the wellbores and the associated leasehold outside of the wellbores, unless otherwise specified on the attached Exhibits.  It is the intent of this Agreement for Buyer to purchase all of Seller’s undivided right, title and interests in and to the Properties more fully described on the Exhibit “A”, attached hereto, including all wells, leasehold, operations, equipment, unit rights, and any other rights, permits or privileges relating to the ownership of said Properties.

2.
Seller shall be liable for all unit costs (including but not limited to ad valorem, production, severance or excise taxes and royalties) and entitled to all unit revenues attributable to the Properties prior to the Effective Date.  Buyer shall be responsible for and entitled to same after the Effective Date.  Any adjustments pursuant to this section will be made at closing, if possible.  If adjustment amounts are indeterminable as of closing, an adjustment will be made within 90 days of closing.

3.
Buyer shall have a reasonable time to examine title, environmental condition, mechanical condition, applicable gas contracts, gas balancing status and payout status with all six being acceptable to Buyer before closing.

4.
Closing will occur on or before September 30, 2018. The Properties are, or will be assigned at Closing, without warranty of title either expressed or implied but free and clear of any mortgages, liens or other encumbrances.

5.
Standstill Agreement.  Following the execution of this letter and through the Closing Date, the Seller will not directly or indirectly solicit, initiate or participate in negotiations with any person regarding the disposition of the Properties.  The Seller will immediately notify the Buyer in the event any person or entity solicits, initiates negotiations or makes inquiries relative to the acquisition of the Properties.

6.
Conduct of Businesses.  During the period from the date of this letter until the Closing Date, the Seller will use commercially reasonable efforts to: (a) manage the Properties in a businesslike manner in the ordinary course of business consistent with prior practices; (b) to the best of the Seller's ability, maintain the Properties and the title to same (c) maintain all contracts, arrangements and relations with the operators, employees, suppliers, lessors and contractors for the Properties; and (d) pay operational expenses associated with the Properties; and (e) not permit the ownership of the Properties to be changed in a manner that is adverse to the Buyer.

7.	Plugging and Abandonment and Restoration. Buyer shall assume and be responsible for all plugging and abandonment, removal, disposal and restoration of all wells on the Properties.

                                              Arete Industries Inc.

                                              ____________________________

                                              AGREED TO AND ACCEPTED

                                              This ________ day of , _____________ 2018

                                              Eagle United Truck Wash LLC

                                              BY: ____________________________

STATE OF Colorado        )
STATE OF Colorado        )
COUNTY OF                  )

The foregoing Instrument was acknowledged before me by ______________________________________ as, of _________________________________ this ___________day of _____________________, 2018.

WITNESS my hand and official seal.

                                              _____________________________________________________
                                              Notary Public
My Commission Expires:
___________________________________

STATE OF Colorado        )
STATE OF Colorado        )
COUNTY OF                  )

The foregoing Instrument was acknowledged before me by ______________________________________ as, of _________________________________ this ___________day of _____________________, 2018.

WITNESS my hand and official seal.

                                              _____________________________________________________
                                              Notary Public
My Commission Expires:
___________________________________